UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2017

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 36th Floor

New York, New York 10022

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (612) 629-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

Recent Developments

On June 28, 2017, Two Harbors Investment Corp. (“Two Harbors,” “we,” “our” or “us”) acquired 76.5% of the outstanding common stock of Granite Point Mortgage Trust Inc. (“Granite Point”) concurrently with the closing of the initial public offering of Granite Point common stock. Granite Point was formed to continue and expand the commercial real estate lending business established by Two Harbors in 2015 and will focus primarily on directly originating, investing in and managing senior commercial mortgage loans and other debt and debt-like commercial real estate investments.

Our GAAP book value per diluted common share was $9.91 at March 31, 2017. Adjusting for the common and preferred stock dividends we announced on June 15, 2017, we estimate that there will be no meaningful change in our book value as of June 30, 2017. Due to our controlling ownership interest in Granite Point, we will consolidate Granite Point on our GAAP financial statements until such time as the shares we received are distributed to our stockholders. During the consolidation period, we will reflect a noncontrolling interest on our financial statements for the portion of equity and net income not attributable to us.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ Rebecca B. Sandberg
Rebecca B. Sandberg
General Counsel and Secretary

Date: July 12, 2017

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